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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  April 3, 2002
                                ----------------

                        LORAL SPACE & COMMUNICATIONS LTD.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

Islands of Bermuda                 1-14180                     13-3867424
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(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)               Identification
incorporation)                                                  Number

                         c/o Loral SpaceCom Corporation
               600 Third Avenue, New York, New York      10016
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              (Address of principal executive offices) (Zip Code)


                  Registrant's telephone number, including area code:
                                 (212) 697-1105
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Item 5. Other Events.
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     On April 3, 2002, in a privately negotiated transaction, Loral Space &
Communications Ltd. ("Loral") exchanged an aggregate of 2,183,550 shares of its 6% Series C Convertible Redeemable Preferred Stock due 2006 and 6% Series D Convertible Redeemable Preferred Stock due 2007 for 15,066,495 shares of its common stock. As a result of this transaction, Loral retired preferred stock with an aggregate liquidation preference of $109,177,500 (representing almost 14% of the preferred outstanding) and will save $32.9 million in cumulative dividends that it would otherwise have been obligated to pay over the life of the preferred stock that it retired.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Loral Space & Communications Ltd.


                                            By: /s/ Avi Katz
                                                --------------------------------
                                            Name:   Avi Katz
                                            Title:  Vice President and Secretary



Date: April 8, 2002